Exhibit 12.1

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                                                             Fiscal year Ended
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                             Six Months Ended
                             December 31, 2003
                                                June 30, 2003   June 30, 2002 June 30, 2001
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Earnings:

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
Income (loss) from           ($189,362)         $1,862,412      $1,578,108    ($293,169)
continuing operations
before income tax
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Add:
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Fixed charges as               187,847             201,758         254,029      114,852
calculated below
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Adjusted income (loss)       ($  1,515)        ($1,660,654)     $1,832,137    ( 178,317)
                             -----------        ------------    ----------    ----------
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Fixed charges:
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Interest on indebtedness      $ 81,430             107,939         167,474       35,157
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Amortization of debt           106,417              93,819          86,555       79,695
                               -------              ------          ------       ------
discount
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Fixed charges, for            $187,847             201,758         254,029      114,852
                             ---------             -------         -------      -------
computation purposes
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Ratio of earnings                  .01               (8.23)           7.21        (1.55)
                                   ---              ------            ----       ------
(deficiency) to fixed charges
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